UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
10 Bank Street, 12thFloor
White Plains, NY 10606
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement Relating to Convertible Senior Notes
     On April 7, 2011, Fifth Street Finance Corp. (“Fifth Street”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among Fifth Street, Fifth Street Management LLC and FSC, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $150.0 million in aggregate principal amount of its 5.375% Convertible Senior Notes due 2016 (the “Convertible Notes”), plus up to an additional $22.5 million principal amount of Convertible Notes if the initial purchasers exercise their 30-day option to purchase the additional Convertible Notes. The net proceeds from the sale of the Convertible Notes are expected to be approximately $146.0 million (or approximately $167.9 million if the initial purchasers exercise their option to purchase the additional Convertible Notes in full). Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers’ discount of $3.8 million (or $4.3 million if the initial purchasers exercise their option to purchase the additional Convertible Notes in full), are expected to be approximately $4.1 million (or $4.6 million if the initial purchasers exercise their option to purchase the additional Convertible Notes in full).
     Following the issuance of the Convertible Notes and the application of the net proceeds therefrom to pay down indebtedness, as of April 12, 2011, Fifth Street’s total consolidated indebtedness was $138.3 million principal amount and there were no outstanding borrowings under its two credit facilities.
     Fifth Street offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Fifth Street relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement.
     The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.
Indenture Relating to Convertible Senior Notes
     On April 12, 2011, Fifth Street completed its previously announced private offering of $150.0 million principal amount of its Convertible Notes (the “Offering”).

The Convertible Notes were issued pursuant to an Indenture, dated April 12, 2011 (the “Indenture”), between Fifth Street and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).
     The Convertible Notes mature on April 1, 2016 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms. The Convertible Notes bear interest at a rate of 5.375% per year payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2011. The Convertible Notes are Fifth Street’s senior unsecured obligations and rank senior in right of payment to Fifth Street’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to Fifth Street’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of Fifth Street’s secured indebtedness (including existing unsecured indebtedness that Fifth Street later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by Fifth Street’s subsidiaries or financing vehicles.
     Prior to the close of business on the business day immediately preceding January 1, 2016, holders may convert their Convertible Notes only under certain circumstances set forth in the Indenture. On or after January 1, 2016 until the close of business on the business day immediately preceding the Maturity Date, holders may convert their Convertible Notes at any time. Upon conversion, Fifth Street will deliver shares of its common stock. The conversion rate will initially be 67.7415 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $14.76 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the Maturity Date, the conversion rate will be increased for converting holders.
     Fifth Street may not redeem the Convertible Notes prior to maturity. No sinking fund is provided for the Convertible Notes. In addition, if certain corporate events occur in respect of Fifth Street, holders of the Convertible Notes may require Fifth Street to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the required repurchase date.
     The Indenture contains certain covenants, including covenants requiring Fifth Street to provide financial information to the holders of the Convertible Notes and the Trustee if Fifth Street ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934. These covenants are subject to limitations and exceptions that are described in the Indenture.
     The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Convertible Notes), filed as Exhibit 4.1 hereto and incorporated by reference herein.

     Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
     In conjunction with the Offering, Fifth Street also sold $2.0 million principal amount of the Convertible Notes to its Chief Executive Officer, Leonard M. Tannenbaum. Because the Convertible Notes sold to Mr. Tannenbaum were sold to him directly by Fifth Street, no placement fees or compensation was paid to any party in connection with such sale. Fifth Street offered and sold the Convertible Notes to Mr. Tannenbaum in reliance on the exemption from registration provided by Section 4(2) of the Securities Act based on representations and warranties made by him to Fifth Street.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated April 12, 2011, between Fifth Street Finance Corp. and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of 5.375% Convertible Senior Notes due 2016 (included as part of Exhibit 4.1).

10.1	Purchase Agreement, dated April 7, 2011, by and among Fifth Street Finance Corp., Fifth Street Management LLC, FSC, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011	FIFTH STREET FINANCE CORP.
	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President